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EXHIBIT 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation into the Registration Statement on Form S-3 of our report dated September 30, 2002 with respect to the consolidated financial statements of Mark Holdings, Inc. and Subsidiaries as of June 30, 2002 and 2001 and for the three years ended June 30, 2002 included in its Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.




                                            /s/ HOLTZ RUBENSTEIN & CO., LLP
                                            HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
October 15, 2002